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                                                 EXHIBIT 99.2


                        MICHIGAN BREWERY, INC. CHANGES NAME TO
                         BIG BUCK BREWERY & STEAKHOUSE, INC.


GAYLORD, Mich., October 2 -- Michigan Brewery, Inc. (Nasdaq:BBUC) today announced that it has changed its corporate name to Big Buck Brewery & Steakhouse, Inc. The company's securities will continue to trade on the Nasdaq under the symbols BBUC for the common stock, BBUCW for the warrants, and BBUCU for the units.

William Rolinski, president, said, "The new name relates directly to the microbrewery/restaurants we operate, and also reflects our plans to expand this concept outside of Michigan. In addition, the new name should reduce confusion about our Nasdaq stock symbol, BBUC, and make it easier for investors to find our stock quotes."

Big Buck Brewery & Steakhouse, Inc., based in Gaylord, Michigan, develops, owns and operates microbrewery/restaurants. Currently the company operates Big Bucks in Gaylord, Mich., Grand Rapids, Mich., and Auburn Hills, Mich. Big Buck Brewery offers casual dining featuring a moderately priced menu and a selection of beers ranging from light golden ale to dark full-bodied stout, and sells its microbrewed beer off-site through wholesale distributors.